SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                          COMMUNICATIONS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

         Minnesota                                              41-0957999
(State of other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                              213 South Main Street
                             Hector, Minnesota 55342
              (Address of Principal Executive Offices and zip code)
                          -----------------------------

                          COMMUNICATIONS SYSTEMS, INC.
                                 1992 STOCK PLAN
                            (Full title of the Plan)
                           ---------------------------

                                Curtis A. Sampson
                          Communications Systems, Inc.
                              213 South Main Street
                             Hector, Minnesota 55342
                                 (320) 848-6231
                          (Name, address, including zip
                            code and telephone number
                              of agent for service)

                                    Copy to:
                                 Richard Primuth
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                              Minneapolis, MN 55402
                                 (612) 371-3211

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                               Proposed
Title of                        Maximum     Proposed
Securities         Amount      Aggregate     Maximum
to be              to be       Offering     Aggregate           Amount of
Registered      Registered(2)    Price      Offering          Registration
                               Per Share     Price                 Fee
--------------  -------------  ---------  --------------      ------------
Common Stock,     1,000,000    $12.00(1)  $12,000,000.00(1)     $3,168.00
$.05 par value

--------------------------------------------------------------------------------

(1) Estimated soley for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low transaction prices of the Company's Common Stock as reported on the Nasdaq National Market System on December 2, 1999.

(2) 400,000 shares (as adjusted for a stock split in 1993) were registered on Form S-8 (File No. 33-60930) on April 12, 1993 and 500,000 were registered on Form S-8 (File No. 33-99566) on November 17, 1995. 1,000,000 shares are being registered herewith.
                  --------------------------------------------

               INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT
                                  BY REFERENCE

     A Registration Statement on Form S-8 (File No. 33-60930) was filed with the Securities and Exchange Commission on April 12, 1993 covering the registration of 400,000 shares (as adjusted for a stock split in 1993) initially authorized for issuance under the Company's 1992 Stock Plan (the "Plan"). A filing fee of was paid at the time the Registration Statement was filed. A Registration Statement on Form S-8 (File No. 33-99566) was filed with the Securities and Exchange Commission on November 17, 1995 covering the registration of 500,000 shares authorized for issuance under the Plan. A filing fee of $2,693.97 was paid at the time that Registration Statement was filed. Pursuant to general Instruction E of Form S-8, this Registration Statement is being filed to register the additional 1,000,000 shares authorized under the Plan. An amendment to the Plan to increase by 500,000 the number of reserved and authorized shares under the Plan was authorized by the Company's Board of Directors on March 31, 1998. This amendment was approved by the Company's shareholders on May 19, 1998. An amendment to the Plan to increase by another 500,000 the number of reserved and authorized shares under the Plan was authorized by the Company's Board on April 1, 1999 and such amendment was approved by the Company's shareholders on May 18, 1999. This Registration Statement is intended to register the 1998 and 1999 amendments for an aggregate increase of 1,000,000 additional shares authorized under the Plan. This Registration Statement should also be considered a post-effective amendment to prior Registration Statements. The contents of the prior Registration Statements are incorporated herein by reference.

PART I

         Pursuant to part I of Form S-8, the information required by Items 1 and 2 of Form S-8 in not filed as a part of this Registration Statement.

PART II

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission are hereby incorporated by reference:

         (a) The Annual Report of the Company on Form 10-K for the calendar year ended December 31, 1998.

         (b) The Quarterly Reports of the Company on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

         (c) The Definitive Proxy Statement dated April 5, 1999 for the Annual Meting of Shareholders held on May 18, 1999.

         (d) The description of the Company's Common Stock as set forth in the Company's Registration Statement on Form S-1 dated June 17, 1983 (Registration No. 2-84100), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
Not applicable.

Item 5. Interest of Named Experts and Counsel.

         Richard A. Primuth, Secretary of the Company, is a partner of Lindquist & Vennum P.L.L.P., which is the law firm passing on the validity of the securities issued under the Plan.

Item 6. Indemnification of Directors of Officers.

         The Company Bylaws provide that the Registrant shall indemnify any person made or threatened to be made a party to any threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a proceeding by or in the right of the corporation, by reason of the former or present official capacity of the person, provided the person seeking indemnification meets five criteria set forth in Section 302A.521 of the Minnesota Business Corporation Act.

         The Registrant's Bylaws also authorize the Board of Directors, to the extent permitted by applicable law, to indemnify any person or entity not described in the Bylaws pursuant to, and to the extent described in, an agreement between the Company and such person, or as otherwise determined by the Board of Directors in its discretion.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect tot eh same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit and Minnesota Statutes,
Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied; (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interest of the corporation, or in the case of acts or omissions by persons in their capacity for other organization, reasonably believed that the conduct was not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8. Exhibits.

        Exhibit

        4.1  992 Stock Plan, as amended

        5.1  Opinion of Lindquist & Vennum P.L.L.P.

        23.1 Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

        23.2 Consent of Deloitte & Touche L.L.P., independent public accountants

        24.1 Power of Attorney (set forth on signature page hereof)

Item 9. Undertakings.

        The Company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hector and the State of Minnesota on the 2nd day of December, 1999.

                       COMMUNICATIONS SYSTEMS, INC.


                       By /s/ Curtis A. Sampson
                       Curtis A. Sampson, Chairman of the Board, President
                       and Chief Executive Officer (Principal Executive Officer)

                                POWER OF ATTORNEY

         The undersigned officers and directors of Communications Systems, Inc. hereby constitute and appoint Curtis A. Sampson and Paul N. Hanson, or either of them, with power to act one without the other, our true and lawful capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on December 2, 1999 in the capacities indicated.

Signature                                   Title

/s/ Curtis A. Sampson                       Chairman of the Board, President,
Curtis A. Sampson                           Chief Executive Officer and Director
                                            (Principal Executive Officer)


/s/ Paul J. Anderson                        Director
Paul J. Anderson


/s/ Edwin C. Freeman                        Director
Edwin C. Freeman


/s/ Wayne E. Sampson                        Director
Wayne E. Sampson


/s/ Edward E. Strickland                    Director
Edward E. Strickland

/s/ Joseph W. Parris                        Director
Joseph W. Parris


/s/Luella Gross Goldberg                    Director
Luella Gross Goldberg


/s/ Frederick M. Green                      Director
Frederick M. Green


/s/ Gerald D. Pint                          Director
Gerald D. Pint


/s/ Randall D. Sampson                      Director
Randall D. Sampson

                          COMMUNICATIONS SYSTEMS, INC.
                                 1992 STOCK PLAN


     SECTION 1.  General Purpose of Plan; Definitions.

     The name of this plan is the Communications Systems, Inc. 1992 Stock Plan (the "Plan"). The purpose of the Plan is to enable Communications Systems, Inc. (the "Company") and its Subsidiaries to retain and attract executives and other key employees who contribute to the Company's success by their ability, ingenuity and industry, and to enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:
     (a) "Board" means the Board of Directors of the Company.

     (b) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     (e) "Company" means Communications Systems, Inc., a corporation organized under the laws of the State of Minnesota (or any successor corporation).

     (f) "Continuing Directors" means (i) individuals who on the effective date of the Plan constituted the Board of Directors of the Company and (ii) any new director who subsequent to the effective date of the Plan is elected or nominated for election by a majority of the directors who held such office immediately prior to any of the events involving a change in ownership or control described in Sections 5(c) and 7(c)(v).

     (g) "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

     (h) "Disability" means permanent and total disability as determined by the Committee.

     (i) "Disinterested Director" shall have the meaning set forth in Rule 16b-3(c)(2) as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

     (j) "Early Retirement" means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Subsidiary or Parent Corporation of the Company.

     (k) "Fair Market Value" means the value of the Stock on a given date as determined by the Committee in accordance with Section 422 of the Code and any applicable Treasury Department regulations with respect to incentive stock options.

     (l) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     (m) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, and is intended to be and is designated as a "Non-Qualified Stock Option."

     (n) "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Parent Corporation of the Company on or after age 65.

     (o) "Ownership Change" means an "ownership change" as defined in Section 382(g) of the Code determined without regard to Section 382(i)(3) of the Code.

     (p) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     (q) "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 7 below.


     (r) "Retirement" means Normal Retirement or Early Retirement.

     (s) "Stock" means the Common Stock, $.05 par value per share, of the Company.

     (t) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all or a portion of a Stock Option in exchange for an amount equal to the difference between
         (i) the Fair Market Value, as of the date such Stock Option or such portion thereof is surrendered, of the shares of Stock covered by such Stock Option or such portion thereof, and (ii) the aggregate exercise price of such Stock Option or such portion thereof.

     (u) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.


     (v) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


     SECTION 2.  Administration.

     The Plan shall be administered by the Board of Directors or by a Committee of not less than three Disinterested Directors, who shall be appointed by the Board of Directors of the Company and who shall serve at the pleasure of the Board. If the Plan is administered by the Board, each member of the Board shall be a Disinterested Director.

     The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and (iv) Deferred Stock awards.

     In particular, the Committee shall have the authority:
     (i) to select the officers and other key employees of the Company and its Subsidiaries to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Deferred Stock awards may from time to time be granted hereunder;

     (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards, or a combination of the foregoing, are to be granted hereunder;

     (iii) to determine the number of shares to be covered by each such award granted hereunder;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto); and

     (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate its authority to officers of the Company for the purpose of selecting employees who are not officers of the Company for purposes of (i) above.

        All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

        SECTION 3.   Stock Subject to Plan.

        The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,900,000. Such shares may consist, in whole or in part, of authorized and unissued shares.

        Subject to paragraph (b)(iv) of Section 6 below, if any shares that have been optioned cease to be subject to Stock Options, or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates without a payment being made to the participant, such shares shall again be available for distribution in connection with future awards under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, other change in corporate structure affecting the Stock, or spin-off or other distribution of assets to shareholders, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding options granted under the Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

        SECTION 4.  Eligibility.

        Officers and other key employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and its Subsidiaries are eligible to be granted Stock Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award.

        SECTION 5.  Stock Options.

        Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. 4. 5. The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. No Incentive Stock Options shall be granted under the Plan after March 17, 2002.

        The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of options in each case with or without Stock Appreciation Rights. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

        Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. The preceding sentence shall not preclude any modification or amendment to an outstanding Incentive Stock Option, whether or not such modification or amendment results in disqualification of such Stock Option as an Incentive Stock Option, provided the optionee consents in writing to the modification or amendment.

        Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may, except as provided in this paragraph, be less than the Fair Market Value of the Stock on the date the Stock Option is granted. In the event that the Committee does not determine the exercise price per share of Stock purchasable under a Stock Option, the exercise price shall be the Fair Market Value of the Stock on the date the Stock Option is granted except as otherwise required in this paragraph. In no event shall the Stock Option price per share of Stock purchasable under an Incentive Stock Option or a Non-Qualified Stock Option be less than 100% or 50%, respectively, of the Fair Market Value of the Stock on the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the exercise price shall be no less than 110% of the Fair Market Value of the Stock on the date the Stock Option is granted.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the event that the Committee does not fix the term of a Stock Option, the term shall be ten years from the date the Stock Option is granted. Notwithstanding the foregoing, if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times as determined by the Committee at or after grant. In the event that the Committee does not determine the time at which a Stock Option shall be exercisable, such Stock Option shall be exercisable one year after the date of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time.



(d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee and consistent with the Plan's purpose and applicable law, including promissory notes or a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted, and provided further that in the event payment is made in the form of shares of Restricted Stock or a Deferred Stock award, the optionee will receive a portion of the option shares in the form of, and in an amount equal to, the Restricted Stock or Deferred Stock award tendered as payment by the optionee. If the terms of a Stock Option so permit, an optionee may elect to pay all or part of the exercise price by having the Company withhold from the shares of Stock that would otherwise be issued upon exercise that number of shares of Stock having a Fair Market Value equal to the aggregate exercise price for the shares with respect to which such election is made. No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 12.

(e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

(f) Termination by Death. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years (or such shorter period as the Committee shall specify at grant) from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

(g) Termination by Reason of Disability. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three years (or such shorter period as the Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(h) Termination by Reason of Retirement. If an optionee's employment by the Company and any Subsidiary or Parent Corporation terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement, but may not be exercised after three years (or such shorter period as Committee shall specify at grant) from the date of such termination of employment or the expiration of the stated term of the option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(i) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company and any Subsidiary or Parent
     Corporation terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon terminate, except that the option may be exercised to the extent it was exercisable at such termination for the lesser of three months or the balance of the option's term if the optionee is involuntarily terminated without Cause by the Company and any Subsidiary or Parent Corporation.

(j) Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company and any Subsidiary or Parent Corporation is exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

        SECTION 6.  Stock Appreciation Rights.

(a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of the Stock Option.

     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

     A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (b) of this Section, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (b) of this Section. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

    (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section of the Plan.

    (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the exercise price per share specified in the related option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

    (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5 of the Plan.

    (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued or issuable under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

    (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

SECTION 7.  Restricted Stock.

(a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

               (i) Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                             "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Communications Systems, Inc. 1992 Stock Plan and an Agreement entered into between the registered owner and Communications Systems, Inc. Copies of such Plan and Agreement are on file in the offices of Communications Systems, Inc., P.O. Box 777, Hector, MN 55342."

               (ii) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

               (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. In no event shall the Restriction Period be less than one (1) year. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

               (ii) Except as provided in paragraph (c)(i) of this Section, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 3 and subject to paragraph (f) of Section 12). Certificates for shares of unrestricted Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

               (iii) Subject to the provisions of the award agreement and paragraph (c)(iv) of this Section, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

               (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

               (v) Notwithstanding the foregoing, all restrictions with respect to any participant's shares of Restricted Stock shall lapse, on the date determined by the Committee, prior to, but in no event more than sixty (60) days prior to, the occurrence of any of the following events:
                      (i) dissolution or liquidation of the Company, other than in conjunction with a bankruptcy of the Company or any similar occurrence, (ii) any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be the surviving entity, (iii) the transfer of substantially all of the assets of the Company, (iv) a direct or indirect acquisition or series of acquisitions of shares of stock of the Company, by any person, corporation or other entity, included but not limited to acquisitions by reason of merger, consolidation or tender offer, which results in an Ownership Change, or (v) a majority of the Board of Directors ceases to be composed of individuals who are Continuing Directors or any other event shall occur which would be required to be reported as a change in control in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirements.

        SECTION 8.  Deferred Stock Awards.

(a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the officers and key employees of the Company and Subsidiaries to whom and the time or times at which Deferred Stock shall be awarded, the number of Shares of Deferred Stock to be awarded to any participant or group of participants, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the terms and conditions of the award in addition to those contained in paragraph (b) of this Section. The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

(b)            Terms and Conditions.

               (i)    Subject  to the  provisions  of this  Plan  and the  award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. In no event shall the Deferral Period be less than one (1) year. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

               (ii) Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock or otherwise reinvested, all as determined at the time of the award by the Committee, in its sole discretion.

               (iii) Subject to the provisions of the award agreement and paragraph (b)(iv) of this Section, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question shall be forfeited by the participant.

               (iv) In the event of special hardship circumstances of a participant whose employment is terminated (other than for Cause) including death, Disability or Retirement, or in the event of an unforeseeable emergency of a participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock.

               (v) A participant may elect to further defer receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made prior to completion of one half of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

               (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

        SECTION 9.  Transfer, Leave of Absence, Etc.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer of an employee from the Company to a Parent Corporation or Subsidiary, or from a Parent Corporation or Subsidiary to the Company, or from one Subsidiary to another;

(b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety
               (90) days (or such longer period as the Committee may approve, in its sole discretion); and

(c) a leave of absence in excess of ninety (90) days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

        SECTION 10.  Amendments and Termination.

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made (i) which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock or other Stock-based award theretofore granted, without the optionee's or participant's consent, or (ii) which, without the approval of the stockholders of the Company, would cause the Plan to no longer comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code, or any other regulatory requirements.

        The Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his consent. The Committee may also substitute new Stock Options for previously granted stock options, including previously granted stock options having higher exercise prices.

        SECTION 11.  Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        SECTION 12.  General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

               All certificates for shares of Stock delivered under the Plan pursuant to any Restricted Stock, Deferred Stock or other Stock-based award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Subject to paragraph (d) below, recipients of Restricted Stock, Deferred Stock and other Stock-based awards under the Plan (other than Stock Options) are not required to make any payment or provide consideration other than the rendering of services.

(c) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

(d) Each participant shall, no later than the date as of which any part of the value of an award first becomes includable as compensation in the gross income of the participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. With respect to any award under the Plan, if the terms of such award so permit, a participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by (i) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant, or (ii) delivering to the Company from shares of Stock already owned by the participant, that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section. Any such election shall be in accordance with, and subject to, applicable tax and securities laws, regulations and rulings.

(e) At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a repurchase right in favor of the Company, pursuant to which the participant shall be required to offer to the Company upon termination of employment for any reason any shares that the participant acquired under the Plan, with the price being the then Fair Market Value of the Stock or, in the case of a termination for Cause, an amount equal to the cash consideration paid for the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant. The Committee may, at the time of the grant of an award under the Plan, provide the Company with the right to repurchase, or require the forfeiture of, shares of Stock acquired pursuant to the Plan by any participant who, at any time within two years after termination of employment with the Company, directly or indirectly competes with, or is employed by a competitor of, the Company.

(f) The reinvestment of dividends in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if the Committee (or the Company's chief executive or chief financial officer) certifies in writing that under Section 3 sufficient shares are available for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

        SECTION 13.  Effective Date of Plan.

        The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the Stock present and entitled to vote at a meeting of the Company's shareholders.

                                                                     Exhibit 5.1



                                December 2, 1999





Communications Systems, Inc.
213 South Main Street
Hector, Minnesota  55342

        Re: Opinion of Counsel as to Legality of 1,000,000 Shares of Common Stock to be registered under the Securities Act of 1933

Ladies and Gentlemen:

        This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 1,000,000 shares of Common Stock, $.05 par value, of Communications Systems Inc. (the "Company") offered to employees of the Company pursuant to the Communications Systems Inc. 1992 Stock Plan (the "Plan").

        As general counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 1,000,000 shares of Common Stock to be issued by the Company under the Plan, will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

        The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                                                 Very truly yours,

                                                 LINDQUIST & VENNUM P.L.L.P.

                                                 /s/ Lindquist & Vennum P.L.L.P.

                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Communications Systems Inc. on Form S-8 relating to the increase in authorized shares of common stock under the Communications Systems, Inc. 1992 Stock Plan of our report dated March 2, 1999 (March 12, 1999 as to Note 11) on the 1998 financial statements, appearing in the Annual Report on Form 10-K of Communications Systems, Inc. for the year ended December 31, 1998.


                                                 DELOITTE & TOUCHE LLP

                                                 /s/ Deloitte & Touche LLP


December 2, 1999
Minneapolis, Minnesota